Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Laureate Education, Inc. of our report dated September 28, 2015 relating to the financial statements of Sociedade Educational Sul-Rio-Grandense Ltda., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores lndependentes

Porto Alegre, Brazil

December 23, 2015

PricewaterhouseCoopers, Rua Mostardeiro 800, 8º e 9º, Porto Alegre, RS, Brasil 90430-000, Caixa Postal 2178
T: (51) 3378-1700, F: (51) 3328-1609, www.pwc.com.br